Exhibit 99.1

Open Text Reports First Quarter 2007 Financial Results

Waterloo, ON – November 6, 2006 – Open Text™ Corporation (NASDAQ:OTEX) (TSX:OTC), a leading provider of Enterprise Content Management (ECM) software, today reported unaudited financial results for its first quarter that ended September 30, 2006. (1)

Total revenue for the first quarter was $101.2 million, compared to $92.6 million for the same period in the prior fiscal year. License revenue in the first quarter was $28.8 million, compared to $24.9 million in the first quarter of the prior fiscal year.

Adjusted net income in the quarter was $12.2 million or $0.24 per share on a diluted basis, compared to $6.3 million or $0.13 per share on a diluted basis for the same period in the prior fiscal year. Net income in accordance with U.S. generally accepted accounting principles (“US GAAP”) was $7.3 million or $0.15 per share on a diluted basis, compared to a net loss of ($12.9) million or ($0.27) per share on a diluted basis for the same period in the prior fiscal year. (2)

The cash, cash equivalents and short-term investments balance as of September 30, 2006 was $111.2 million. Accounts receivable as of September 30, 2006, totaled $76.7 million, compared to $73.6 million as of September 30, 2005, and Days Sales Outstanding (DSO) was 68 days in the first quarter of fiscal 2007, compared to 71 days in the first quarter of fiscal 2006.

Operating cash flow in the first quarter of fiscal 2007 was $9.6 million compared to $0.3 million in the first quarter of fiscal 2006.

“With the addition of Hummingbird, we are the largest independent ECM provider. The combination of deep vertical solutions expertise, market independence and the ability to leverage Microsoft, Oracle and SAP, allows us to scale to the enterprise, offering customers comprehensive solutions and the capability of implementing an enterprise wide ECM strategy,” said John Shackleton, President and Chief Executive Officer of Open Text.

“Now that we have completed the Hummingbird acquisition, our focus is on integrating the two organizations as quickly and smoothly as possible,” said John Shackleton.

The majority of Hummingbird’s integration will be completed during the second quarter of fiscal 2007, which ends on December 31, 2006. As part of the integration, Open Text is reducing its worldwide workforce of 3,500 people by approximately 15 percent. The restructuring actions commenced in October 2006 and to date, approximately 60 percent of these reductions have been completed. The remaining staff reductions are expected to be completed by the end of November, 2006. The staff reductions will be focused on redundant positions or areas of the business that are not consistent with the company’s strategic focus. Open Text is also reducing 38 facilities by closing or consolidating offices in certain locations.

“Actions are well underway to rationalize staff levels and consolidate facilities to meet our operating goals. Based on our expected run-rate in our second quarter, these actions will result in savings of approximately $50.0 million for the current fiscal year and on an annualized basis, approximately $80.0 million beginning in fiscal 2008,” said Paul McFeeters, Chief Financial Officer of Open Text.

Teleconference Call

Open Text will host a conference call on November 6, 2006 at 5:00 p.m. ET to discuss the final financial results of its first quarter.

Date:	Monday, November 6, 2006
Time:	5:00 p.m. ET/2:00 p.m. PT
Length:	60 minutes
Where:	416-640-1907

Please dial-in approximately 10 minutes before the teleconference is scheduled to begin. A replay of the call will be available beginning November 6, 2006 at 7:00 p.m. ET through 11:59 p.m. on November 20, 2006 and can be accessed by dialing 416-640-1917 and using pass code 21205816#.

For more information or to listen to the call via Web cast, please use the following link: http://www.opentext.com/investor/investor_events/index.html

About Open Text

Open Text™ is the world’s largest independent provider of Enterprise Content Management software. The Company’s solutions manage information for all types of business, compliance and industry requirements in the world’s largest companies, government agencies and professional service firms. Open Text supports approximately 46,000 customers and millions of users in 114 countries and 12 languages. For more information about Open Text, visit www.opentext.com.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 – This press release contains forward-looking statements, including statements about the financial conditions, results of operations and earnings and revenue outlook for Open Text Corporation (“Open Text” or “the Company”). Forward-looking statements in this press release are not promises or guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. The Company cautions you not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The results included in this press release are unaudited and therefore are deemed to be forward-looking statements. Factors that may cause actual results or earnings to differ materially from such forward-looking statements include, among others, the following: (i) the future performance, financial and otherwise, of Open Text; (ii) the ability of Open Text to bring new products to market and to increase profits; (iii) the strength of the Company’s product development pipeline; (iv) the Company’s growth and profitability prospects; (v) the estimated size and growth prospects of the ECM market; (vi) the Company’s competitive position in the ECM market and its ability to take advantage of future opportunities in this market; (vii) the benefits of the Company’s products to be realized by customers; and (viii) the demand for the Company’s product and the extent of deployment of the Company’s products in the ECM marketplace. Forward-looking statements may also include, without limitation, any statement relating to future events, conditions or circumstances. The risks and uncertainties that may affect forward-looking statements include, but are not limited to: (i) integration of acquisitions and related restructuring efforts, including the quantum of restructuring charges and the timing thereof; (ii) the possibility that the Company may be unable to meet its future reporting requirements under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder; (iii) the risks associated with bringing new products to market; (iv) fluctuations in currency exchange rates; (v) delays in the purchasing decisions of the Company’s customers; (vi) the competition the Company faces in its industry and/or marketplace; (vii) the possibility of technical, logistical or planning issues in connection with the deployment of the Company’s products or services; (viii) the continuous commitment of the Company’s customers; (ix) demand for the Company’s products; and (x) other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (“SEC”), including the Company’s Annual Report on Form 10-K for the year ended June 30, 2006. Forward-looking statements are based on management’s beliefs and opinions at the time the statements are made, and the Company does not undertake any obligation to update forward-looking statements should circumstances or management’s beliefs or opinions change.

Notes

(1) Based on comparison of historic revenue figures publicly disseminated by companies in the Enterprise Content Management (“ECM”) sector. All dollar amounts in this press release are in US Dollars unless otherwise indicated.

(2) Use of US Non-GAAP financial measures

In addition to reporting financial results in accordance with US GAAP, the Company provides certain non-US GAAP financial measures that are not in accordance with US GAAP. These non-US GAAP financial measures have certain limitations in that they do not have a standardized meaning; and as a result, the Company’s definition may be different from similar non-US GAAP financial measures used by other companies and/or analysts and may differ from period to period. Thus, it may be more difficult to compare the Company’s financial performance to that of other companies. However, the Company’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of adjusted net income and adjusted EPS both in its reconciliation to the US GAAP financial measures of net income and EPS and its consolidated financial statements, all of which should be considered when evaluating the Company’s results. The Company uses the financial measures adjusted EPS and adjusted net income to supplement the information provided in its consolidated financial statements, which are presented in accordance with US GAAP. The presentation of adjusted net income and adjusted EPS is not meant to be a substitute for net income or net income per share presented in accordance with US GAAP, but rather should be evaluated in conjunction with and as a supplement to such US GAAP measures. Open Text strongly encourages investors to review its financial information in its entirety and not to rely on a single financial measure. The Company therefore believes that despite these limitations, it is appropriate to supplement the disclosure of the US GAAP measures with certain non-US GAAP measures for the reasons set forth below. Adjusted net income and adjusted EPS are calculated as net income or net income per share on a diluted basis, excluding, where applicable, the amortization of acquired intangible assets, other income (expense), share-based compensation and restructuring, all net of tax. The Company’s management believes that the presentation of adjusted net income and adjusted EPS provides useful information to investors because it excludes non-operational charges. The use of the term “non-operational charge” is defined by the Company as those that do not impact operating decisions taken by the Company’s management and is based upon the way the Company’s management evaluates the performance of the Company’s business for use in the Company’s internal reports. In the course of such evaluation and for the purpose of making operating decisions, the Company’s management excludes certain items from its analysis, such as amortization of acquired intangibles, share-based compensation, restructuring costs, other income/expense and the taxation impact of these items. These items are excluded based upon the manner in which management evaluates the business of the Company and are not excluded in the sense that they may be used under US GAAP. The Company believes the provision of supplemental non-US GAAP measures allows investors to evaluate the operational and financial performance of the Company’s core business using the same evaluation measures that management uses, and is therefore a useful indication of Open Text’s performance or expected performance of recurring operations and facilitates period-to-period comparison of operating performance. As a result, the Company considers it appropriate and reasonable to provide, in addition to US GAAP measures, supplementary non-US GAAP financial measures that exclude certain items from the presentation of its financial results in this press release. The following charts provide reconciliation (unaudited) of US GAAP based financial measures to non-US GAAP based financial measures referred to in this press release:

Reconciliation (unaudited) of US GAAP based Net Income to Adjusted Net Income (in millions of US dollars) for the quarters ended September 30, 2006 and 2005:

	Three months ended September 30, 2006	Three months ended September 30, 2005
GAAP based “Net Income (loss)”	$7.3	$(12.9)
Special Charges/(recovery)	(0.5)	18.1
Amortization of intangibles	7.2	6.9
Other (Income)/Expense	(0.4)	0.5
Share-based compensation	1.3	1.4
Tax Impact on Above	(2.7)	(7.7)
Non-GAAP based “Adjusted Net Income”	$12.2	$6.3

Reconciliation (unaudited) of US GAAP based EPS to non-US GAAP based EPS (calculated on a diluted basis) for the quarters ended September 30, 2006 and 2005:

	Three months ended September 30, 2006	Three months ended September 30, 2005
GAAP based “Net Income (loss)”	$0.15	$(0.27)
Special Charges/(recovery)	(0.01)	0.37
Amortization of intangibles	0.14	0.14
Other (Income)/Expense	(0.01)	0.01
Share-based compensation	0.03	0.03
Tax Impact on Above	(0.06)	(0.15)
Non-GAAP based “Adjusted Net Income”	$0.24	$0.13

For more information, please contact:

Paul McFeeters

Chief Financial Officer

Open Text Corporation

+1-905-762-6121

pmcfeeters@opentext.com

Greg Secord

Director, Investor Relations

Open Text Corporation

+1-519-888-7111 ext.2408

gsecord@opentext.com

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. Dollars, except share data)

	September 30, 2006	June 30, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$111,224	$107,354
Accounts receivable trade, net of allowance for doubtful accounts of $2,730 as of September 30, 2006 and $2,736 as of June 30, 2006	76,668	75,016
Income taxes recoverable	12,788	11,924
Prepaid expenses and other current assets	7,752	8,520
Deferred tax assets	15,083	28,724

Total current assets	223,515	231,538
Investments in marketable securities	21,127	21,025
Capital assets	39,746	41,262
Goodwill	233,965	235,523
Acquired intangible assets	94,753	102,326
Deferred tax assets	47,010	37,185
Other assets	5,276	2,234

	$665,392	$671,093

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$56,352	$62,535
Current portion of long-term debt	408	405
Deferred revenues	71,334	74,687
Deferred tax liabilities	12,616	12,183

Total current liabilities	140,710	149,810
Long-term liabilities:
Accrued liabilities	19,162	21,121
Long-term debt	12,802	12,963
Deferred revenues	3,966	3,534
Deferred tax liabilities	16,611	19,490

Total long-term liabilities	52,541	57,108
Minority interest	6,025	5,804
Shareholders’ equity:
Share capital
49,027,823 and 48,935,042 Common Shares issued and outstanding at September 30 and June 30, 2006, respectively; Authorized Common Shares: unlimited	415,079	414,475
Additional paid-in capital	29,838	28,367
Accumulated other comprehensive income	41,023	42,654
Accumulated deficit	(19,824)	(27,125)

Total shareholders’ equity	466,116	458,371

	$665,392	$671,093

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands of U.S. dollars, except per share data)

	Three months ended September 30,
	2006	2005
Revenues:
License	$28,825	$24,943
Customer support	48,288	45,324
Service	24,042	22,363

Total revenues	101,155	92,630
Cost of revenues:
License	2,800	2,388
Customer support	6,731	7,029
Service	19,862	19,035
Amortization of acquired technology intangible assets	4,846	4,631

Total cost of revenues	34,239	33,083

	66,916	59,547
Operating expenses:
Research and development	14,179	15,745
Sales and marketing	24,557	24,901
General and administrative	12,267	12,646
Depreciation	2,992	2,509
Amortization of acquired intangible assets	2,382	2,222
Special charges (recoveries)	(468)	18,111

Total operating expenses	55,909	76,134

Income (loss) from operations	11,007	(16,587)
Other income (expense)	373	(524)
Interest income, net	392	70

Income (loss) before income taxes	11,772	(17,041)
Provision for (recovery) of income taxes	4,334	(4,370)

Net income (loss) before minority interest	7,438	(12,671)
Minority interest	137	197

Net income (loss) for the period	$7,301	$(12,868)

Net income (loss) per share - basic	$0.15	$(0.27)

Net income (loss) per share - diluted	$0.15	$(0.27)

Weighted average number of Common Shares outstanding – basic	48,975	48,439
Weighted average number of Common Shares outstanding – diluted	50,219	48,439

OPEN TEXT CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. Dollars)

	Three months ended September 30,
	2006	2005
Cash flows from operating activities:
Net income (loss) for the period	$7,301	$(12,868)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	10,220	9,362
Share-based compensation expense	1,267	1,413
Undistributed earnings related to minority interest	137	197
Deferred taxes	1,714	(5,358)
Impairment of capital assets	—	2,013
Changes in operating assets and liabilities:
Accounts receivable	(1,694)	8,785
Prepaid expenses and other current assets	617	(2,031)
Income taxes	(1,159)	(668)
Accounts payable and accrued liabilities	(5,523)	4,791
Deferred revenues	(2,962)	(6,496)
Other assets	(281)	1,138

Net cash provided by operating activities	9,637	278

Cash flows from investing activities:
Acquisitions of capital assets	(2,785)	(5,937)
Additional purchase consideration for prior period acquisitions	—	(3,313)
Purchase of IXOS, net of cash acquired	(333)	(3,107)
Investments in marketable securities	(829)	—
Acquisition related costs	(2,448)	(999)

Net cash used in investing activities	(6,395)	(13,356)

Cash flows from financing activities:
Excess tax benefits on share-based compensation expense	205	46
Proceeds from issuance of Common Shares	478	243
Repayment of long-term debt	(99)	—
Debt issuance costs	(21)	—

Net cash provided by financing activities	563	289

Foreign exchange gain (loss) on cash held in foreign currencies	65	(342)
Increase (decrease) in cash and cash equivalents during the period	3,870	(13,131)
Cash and cash equivalents at beginning of period	107,354	79,898

Cash and cash equivalents at end of period	$111,224	$66,767